As filed with the Securities and Exchange Commission on October 1, 2018.

Registration No. 333-224688
Registration No. 333-218424
Registration No. 333-207843
Registration No. 333-188405
Registration No. 333-176132
Registration No. 333-174132
Registration No. 333-156268
Registration No. 333-120716
Registration No. 333-112427
Registration No. 333-39070
Registration No. 333-25379
Registration No. 033-53293

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-224688
FORM S-8 REGISTRATION STATEMENT NO. 333-218424
FORM S-8 REGISTRATION STATEMENT NO. 333-207843
FORM S-8 REGISTRATION STATEMENT NO. 333-188405
FORM S-8 REGISTRATION STATEMENT NO. 333-176132
FORM S-8 REGISTRATION STATEMENT NO. 333-174132
FORM S-8 REGISTRATION STATEMENT NO. 333-156268
FORM S-8 REGISTRATION STATEMENT NO. 333-120716
FORM S-8 REGISTRATION STATEMENT NO. 333-112427
FORM S-8 REGISTRATION STATEMENT NO. 333-39070
FORM S-8 REGISTRATION STATEMENT NO. 333-25379
FORM S-8 REGISTRATION STATEMENT NO. 033-53293

UNDER THE SECURITIES ACT OF 1933

ANDEAVOR
(Exact Name of Registrant as Specified in its Charter)

Delaware	95-0862768
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

19100 Ridgewood Parkway
San Antonio, TX	78259
(Address of Principal Executive Offices)	(Zip Code)

Andeavor 401(k) Plan (f/k/a Tesoro Corporation Thrift Plan)
Andeavor 2018 Long-Term Incentive Plan
Amended and Restated Northern Tier Energy LP 2012 Long Term Incentive Plan
2010 Incentive Plan of Western Refining, Inc. (as amended and restated)
Tesoro Corporation Executive Deferred Compensation Plan (as amended and restated)
Tesoro Corporation Amended and Restated 2011 Long-Term Incentive Plan (as amended and restated)
Tesoro Corporation Retail Savings Plan (as amended and restated)
Tesoro Corporation Stock Option Inducement Award Program (as amended and restated)
Tesoro Corporation 2006 Long-Term Incentive Plan (as amended and restated) (as amended and restated)
Tesoro Petroleum Corporation Amended and Restated Executive Long-Term Incentive Plan (as amended and restated)
Tesoro Petroleum Corporation 1995 Non-Employee Director Stock Option Plan (as amended and restated)

Tesoro Petroleum Corporation Key Employee Stock Option Plan (as amended and restated)
Tesoro Petroleum Corporation 1995 Non-Employee Director Stock Option Plan (as amended and restated)
Shares Issuable in Connection with Payment of Director Retainer (as amended and restated)
Tesoro Petroleum Corporation Executive Long-Term Incentive Plan (as amended and restated)
Tesoro Petroleum Corporation Amended Incentive Stock Plan of 1982 (as amended and restated)

(Full title of the plans)

Molly R. Benson
Vice President and Secretary
539 South Main Street
Findlay, Ohio 45840-3229
419-422-2121
(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Post-Effective Amendment to the following Registration Statements filed by Andeavor LLC as successor by merger to Andeavor (f/k/a Tesoro Corporation and Tesoro Petroleum Corporation) on Form S-8 (collectively, the "Registration Statements") is being filed to remove from registration securities and plan interests that were registered but unsold under the Registration Statements, if any.

•	Registration Statement No. 333-224688, originally filed with the Securities and Exchange Commission (the "SEC") on May 4, 2018;
•	Registration Statement No. 333-218424, originally filed with the SEC on June 1, 2017;
•	Registration Statement No. 333-207843, originally filed with the SEC on November 5, 2015;
•	Registration Statement No. 333-188405, originally filed with the SEC on May 7, 2013;
•	Registration Statement No. 333-176132, originally filed with the SEC on August 8, 2011;
•	Registration Statement No. 333-174132, originally filed with the SEC on May 11, 2011;
•	Registration Statement No. 333-156268, originally filed with the SEC on December 18, 2008;
•	Registration Statement No. 333-120716, originally filed with the SEC on November 23, 2004;
•	Registration Statement No. 333-112427, originally filed with the SEC on February 2, 2004;
•	Registration Statement No. 333-39070, originally filed with the SEC on June 12, 2000;
•	Registration Statement No. 333-25379, originally filed with the SEC on April 17, 1997; and
•	Registration Statement No. 033-53293, originally filed with the SEC on April 26, 1994.

On October 1, 2018, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 29, 2018, as amended, by and among Marathon Petroleum Corporation, a Delaware corporation (“MPC”), Andeavor, a Delaware corporation, Mahi Inc., a Delaware corporation and wholly owned subsidiary of MPC (“Merger Sub 1”), and Andeavor LLC (f/k/a Mahi LLC), a Delaware limited liability company and wholly owned subsidiary of MPC, Merger Sub 1 merged with and into Andeavor (the “First Merger”), with Andeavor surviving the First Merger as a wholly owned subsidiary of MPC. Immediately after the consummation of the First Merger, Andeavor merged with and into Andeavor LLC (the “Second Merger” and, together with the First Merger, the “Merger”) with Andeavor LLC surviving the Second Merger as a wholly owned subsidiary of MPC.
As a result of the Merger, any offering pursuant to the Registration Statements have been terminated. This Post-Effective Amendment to the Registration Statements is being filed to terminate the effectiveness of the Registration Statements and remove from registration any and all securities previously registered but unsold under the Registration Statements as of the effective time of the Merger. In accordance with undertakings made by the registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offering, Andeavor LLC hereby removes from registration the securities registered but unsold under the Registration Statements, if any.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Andeavor LLC as successor by merger to the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, City of Findlay, in the State of Ohio, on October 1, 2018.

ANDEAVOR LLC
(successor in interest to Andeavor)

By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President and Secretary

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

* Effective as of October 1, 2018, pursuant to an Agreement and Plan of Merger dated as of April 29, 2018 and amended on July 3, 2018 and September 18, 2018 by and among Andeavor, Marathon Petroleum Corporation (“MPC”), Mahi Inc. and Andeavor LLC (f/k/a Mahi LLC), following the merger of Mahi Inc. with and into Andeavor, Andeavor subsequently merged with and into Andeavor LLC, with Andeavor LLC surviving the merger as a wholly owned subsidiary of MPC.